                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 9, 1999


                          Coram Healthcare Corporation
             (Exact name of registrant as specified in its charter)




   Delaware                        1-11343                    33-0615337
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)            Identification No.)
Incorporation)

    Bank One Building
1125 17th Street, Suite 2100
    Denver, Colorado                                           80202
(Address of principal executive offices)                     (Zip Code)

                                 (303) 292-4973
                         Registrant's Telephone Number

Item 5.  Other Events.

         On April 9, 1999, Coram Healthcare Corporation (the "Company") entered into Amendment No. 2 (the "Note Amendment")to the Securities Exchange Agreement(the "Securities Exchange Agreement")dated as of May 6,1998 among the Company, Coram, Inc., a wholly-owned subsidiary of the Company, Cerberus Partners, L.P., Goldman Sachs Credit Partners, L.P. and Foothill Capital Corporation (the "Holders"). The Holders are the holders of the Company's Series A Senior Subordinated Notes (the "Series A Notes") and Series B Senior Subordinated Convertible Notes (the "Series B Notes"). Pursuant to the Note Amendment, the $87.9 million in outstanding principal amount of Series B Notes will be convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at a price of $2.00 per share (subject to customary anti-dilution adjustments). Prior to entering into the Note Amendment, the Series B Notes were convertible into Common Stock at a price of $3.00, which price was subject to downward (but not upward) adjustment based on prevailing market prices for the Common Stock on each of April 13, 1999 and October 13, 1999. Based on reported closing prices for trading in the Common Stock prior to April 13, 1999, this conversion price would have been adjusted to below $2.00 on such date had the Company not entered into the Note Amendment. Pursuant to the Note Amendment, the parties also increased the interest rate applicable to the Series A Notes from 9.875% to 11.5% per annum. As of April 15, 1999, the principal amount outstanding under the Series A Notes was approximately $157.6 million. An inadvertent scrivener's error in the original agreement was also corrected.

         In connection with the Note Amendment, on April 9, 1999 the Company also entered into an amendment (the "Rights Plan Amendment") to its Stockholder Rights Agreement, dated as of June 25, 1997 between the Company and BankBoston, N.A., as Rights Agent (the "Rights Plan"). The Rights Plan Amendment provides an exemption from the triggering provisions of the plan for the "beneficial ownership" (as defined under the Rights Plan) of each of the Holders (and their respective affiliates and associates) arising as a result of such parties' holdings (1) of the Series B Notes, (2) of Warrants to purchase Common Stock issued in connection with the Company's current and former senior credit facilities and (3) in certain proprietary and customer accounts. Under the terms of the Rights Plan Amendment, this exemption ceases to apply if any of such parties acquires beneficial ownership of additional shares of Common Stock, in which case such person could be or become an "acquiring person" (within the meaning of the Rights Plan) as a result of any and all of its holdings if otherwise meeting the criteria set forth in the Rights Plan.



                                      -2-

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         The descriptions of the Note Amendment and the Rights Plan Amendment
are qualified in their entirety by reference to the Note Amendment and the Rights Plan Amendment which are filed herewith as Exhibits 1 and 2, respectively.



Item 7.  Exhibits.

         1. Amendment No. 2, dated as of April 9, 1999 to the Securities Exchange Agreement, dated May 6, 1998 and amended as of June 30, 1998, among Coram, Inc., Coram Healthcare Corporation, Cerberus Partners L.P., Goldman Sachs Credit Partners L.P. and Foothill Capital Corporation.

         2. Amendment No. 1, dated as of April 9, 1999 to Stockholder Rights Agreement, dated as of June 25, 1997, between Coram Healthcare Corporation and BankBoston, N.A., as Rights Agent.

         3.       Form of press release dated April 12, 1999.





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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           CORAM HEALTHCARE CORPORATION



                                           By /s/ WENDY L. SIMPSON
                                             ----------------------------------
                                                  Wendy L. Simpson,
                                                  Executive Vice President
                                                  and Chief Financial Officer



Dated: April 16, 1999


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EXHIBIT LIST

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                                                                                                      Page No.
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
1.           Amendment No. 2, dated April 9, 1999, to the Securities Exchange Agreement, dated as of May 6, 1998, among Coram Healthcare Corporation; Coram, Inc.; Cerberus
             Partners, L.P.; Goldman Sachs Credit Partners, L.P. and Foothill Capital
             Corporation.
------------ ----------------------------------------------------------------------------------- -------------------
2.           Amendment No. 1, dated April 1, 1999, to the Stockholder Rights
             Agreement, dated as of June 25, 1997, between Coram Healthcare
             Corporation and BankBoston, N.A.
------------ ----------------------------------------------------------------------------------- -------------------

3.           Form of press release dated April 12, 1999.
------------ ----------------------------------------------------------------------------------- -------------------